CONTACTS: Corporate Communications T - (412) 433-1300 E - media@uss.com	Emily Chieng Investor Relations Officer T - (412) 618-9554 E - ecchieng@uss.com	NEWS RELEASE

FOR IMMEDIATE RELEASE:

United States Steel Corporation Reports Fourth Quarter and Full-Year 2023 Results

•Fourth quarter 2023 net loss of $80 million, or $0.36 per diluted share; full-year 2023 net earnings of $895 million, or $3.56 per diluted share.
•Fourth quarter 2023 adjusted net earnings of $167 million, or $0.67 per diluted share; full-year 2023 adjusted net earnings of $1,195 million, or $4.73 per diluted share.
•Fourth quarter 2023 adjusted EBITDA of $330 million; full-year 2023 adjusted EBITDA of $2,139 million.

PITTSBURGH, February 1, 2024 – United States Steel Corporation (NYSE: X) reported fourth quarter 2023 net loss of $80 million, or $0.36 per diluted share and adjusted net earnings was $167 million, or $0.67 per diluted share. This compares to fourth quarter 2022 net earnings of $174 million, or $0.68 per diluted share, and adjusted net earnings for the fourth quarter 2022 was $235 million, or $0.89 per diluted share.
Full-year 2023 net earnings was $895 million, or $3.56 per diluted share, and adjusted net earnings was $1,195 million, or $4.73 per diluted share. This compares to full-year 2022 net earnings of $2,524 million, or $9.16 per diluted share, and adjusted net earnings for 2022 were $2,785 million, or $10.06 per diluted share.
Commenting on the Company’s performance, U. S. Steel President and Chief Executive Officer David B. Burritt said, “We ended the year with another quarter of strong financial and operational performance, and we did it safely, setting yet another year of record best safety performance. 2023 was a pivotal year in the history of U. S. Steel as our strategic alternatives review process culminated in the signing of a definitive merger agreement with Nippon Steel Corporation. I’m grateful to our talented and hardworking team for successfully serving our stockholders and customers and continuing to execute on our strategic goals while the strategic alternatives review process was conducted. We are excited by the opportunities afforded by the Nippon Steel

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and U. S. Steel combination. It is the right transaction not only for U. S. Steel stockholders, but also for our employees and customers. U. S. Steel will retain its iconic name and headquarters in Pittsburgh, Pennsylvania, reinforcing its commitment to employees, customers, and local communities. The combination of two innovative steel companies strengthens the competitive landscape of the steel industry. We are looking forward to the closing of the transaction, which we expect will be in the second or third quarter 2024.”
Commenting on the Company’s strategic investments, Burritt said, “We continue to execute on our Best for All strategic investments. Last month, we produced our first direct reduced-grade pellets from our investment at our Keetac facility in Minnesota. These DR-grade pellets are feedstock for direct reduced iron, or DRI, a critical input for sustainable steelmaking. This is the latest in a string of successful investment start-ups like our pig iron investment in Indiana. We remain on-track for the start-up of the two remaining strategic projects in 2024 – our dual galvalume®/galvanized coating line in Arkansas at Big River Steel in the second quarter of 2024 and our new state-of-the-art mini mill, Big River 2, in the second half of 2024. Our team at Big River has adeptly managed supply chain, weather, and inflationary challenges throughout the construction period. Our Board has authorized additional capital to ensure BR2 is completed successfully. The Company now expects total capital spend for BR2 will be approximately $3.2 billion."
Burritt concluded, "Our hard work over many years is paying off with notable accomplishments. We are entering 2024 with momentum. Lead times are extended reflecting broad customer demand, and our operations are running at high levels of utilization to efficiently fill customers’ orders.”

Earnings Highlights
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions, except per share amounts)	2023	2022	2023	2022
Net Sales	$4,144	$4,338	$18,053	$21,065
Segment (loss) earnings before interest and income taxes
Flat-Rolled	$(31)	$171	$418	$2,008
Mini Mill	29	(68)	215	481
U. S. Steel Europe	(21)	(68)	4	444
Tubular	113	205	589	544
Other	(1)	6	(3)	22
Total segment earnings before interest and income taxes	$89	$246	$1,223	$3,499
Other items not allocated to segments	(320)	(72)	(424)	(339)
(Loss) earnings before interest and income taxes	$(231)	$174	$799	$3,160
Net interest and other financial benefits	(66)	(51)	(248)	(99)
Income tax (benefit) expense	(85)	51	152	735
Net (loss) earnings	$(80)	$174	$895	$2,524
(Loss) earnings per diluted share	$(0.36)	$0.68	$3.56	$9.16

Adjusted net earnings (a)	$167	$235	$1,195	$2,785
Adjusted net earnings per diluted share (a)	$0.67	$0.89	$4.73	$10.06
Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (a)	$330	$443	$2,139	$4,290
(a) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts. The prior year was retroactively adjusted to reflect the reclassification of stock-based compensation expense.

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UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
OPERATING STATISTICS
Average realized price: ($/net ton unless otherwise noted) (a)
Flat-Rolled	978	1,086	1,030	1,261
Mini Mill	807	786	875	1,134
U. S. Steel Europe	770	957	873	1,090
U. S. Steel Europe (€/net ton)	716	942	807	1,029
Tubular	2,390	3,616	3,137	2,978

Steel shipments (thousands of net tons): (a)
Flat-Rolled	2,034	1,885	8,706	8,373
Mini Mill	617	636	2,424	2,287
U. S. Steel Europe	1,024	715	3,899	3,759
Tubular	132	133	478	523
Total Steel Shipments	3,807	3,369	15,507	14,942

Intersegment steel (unless otherwise noted) shipments (thousands of net tons):
Mini Mill to Flat-Rolled	79	36	449	288
Flat-Rolled to Mini Mill	2	—	4	30
Flat-Rolled to Mini Mill (pig iron)	103	—	313	—
Flat-Rolled to USSE	—	—	—	30
Flat-Rolled to USSE (b)	242	—	874	144

Raw steel production (thousands of net tons):
Flat-Rolled	2,087	1,952	9,399	8,846
Mini Mill	752	683	2,953	2,650
U. S. Steel Europe	1,100	589	4,395	3,839
Tubular	157	137	568	634

Raw steel capability utilization: (c)
Flat-Rolled	63%	59%	71%	67%
Mini Mill	89%	82%	89%	80%
U. S. Steel Europe	87%	47%	88%	77%
Tubular	69%	60%	63%	70%

CAPITAL EXPENDITURES (dollars in millions)
Flat-Rolled	161	138	536	503
Mini Mill	425	449	1,899	1,159
U. S. Steel Europe	43	37	109	90
Tubular	8	7	32	17
Other Businesses	—	—	—	—
Total	637	631	2,576	1,769
(a) Excludes intersegment shipments.
(b) Consists of coal in 2023 and iron ore pellets and fines in 2022.
(c) Based on annual raw steel production capability of 13.2 million net tons for Flat-Rolled, 3.3 million net tons for Mini Mill, 5.0 million net tons for U. S. Steel Europe and 0.9 million net tons for Tubular.

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UNITED STATES STEEL CORPORATION
CONDENSED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions, except per share amounts)	2023	2022	2023	2022
Net Sales	$4,144	$4,338	$18,053	$21,065

Operating expenses (income):
Cost of sales	3,851	3,934	15,803	16,777
Selling, general and administrative expenses	181	98	501	422
Depreciation, depletion and amortization	241	197	916	791
Earnings from investees	(39)	(41)	(115)	(243)
Asset impairment charges	125	6	129	163
Restructuring and other charges	15	(9)	36	48
Gain of equity investee transactions	—	(6)	—	(6)
Other gains, net	1	(15)	(16)	(47)
Total operating expenses	4,375	4,164	17,254	17,905

(Loss) earnings before interest and income taxes	(231)	174	799	3,160
Net interest and other financial benefits	(66)	(51)	(248)	(99)

(Loss) earnings before income taxes	(165)	225	1,047	3,259
Income tax (benefit) expense	(85)	51	152	735

Net (loss) earnings	(80)	174	895	2,524
Less: Net earnings attributable to noncontrolling interests	—	—	—	—
Net (loss) earnings attributable to United States Steel Corporation	$(80)	$174	$895	$2,524

COMMON STOCK DATA:
Net (loss) earnings per share attributable to United States Steel Corporation Stockholders
Basic	$(0.36)	$0.75	$3.98	$10.22
Diluted	$(0.36)	$0.68	$3.56	$9.16
Weighted average shares, in thousands
Basic	223,130	232,558	224,761	246,986
Diluted	223,130	262,703	255,360	276,963
Dividends paid per common share	$0.05	$0.05	$0.20	$0.20

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UNITED STATES STEEL CORPORATION
CONDENSED CASH FLOW STATEMENT (Unaudited)
(Dollars in millions)	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022
Increase (decrease) in cash, cash equivalents and restricted cash
Operating activities:
Net earnings	$895	$2,524
Depreciation, depletion and amortization	916	791
Asset impairment charges	129	163
Restructuring and other charges	36	48
Pensions and other post-retirement benefits	(157)	(213)
Active employee benefit investments	32	—
Deferred income taxes	97	501
Working capital changes	385	(32)
Income taxes receivable/payable	(27)	(15)
Other operating activities	(206)	(262)
Net cash provided by operating activities	2,100	3,505

Investing activities:
Capital expenditures	(2,576)	(1,769)
Proceeds from cost reimbursement government grants	—	54
Proceeds from sale of assets	8	32
Proceeds from sale of ownership interests in equity investees	—	12
Other investing activities	—	(8)
Net cash used in investing activities	(2,568)	(1,679)

Financing activities:
Issuance of long-term debt, net of financing costs	241	343
Repayment of long-term debt	(89)	(382)
Common stock repurchased	(175)	(849)
Proceeds from government incentives	—	82
Other financing activities	(75)	(62)
Net cash used in financing activities	(98)	(868)

Effect of exchange rate changes on cash	15	(19)

Net (decrease) increase in cash, cash equivalents and restricted cash	(551)	939
Cash, cash equivalents and restricted cash at beginning of year	3,539	2,600

Cash, cash equivalents and restricted cash at end of period	$2,988	$3,539

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UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
	December 31,	December 31,
(Dollars in millions)	2023	2022
Cash and cash equivalents	$2,948	$3,504
Receivables, net	1,548	1,635
Inventories	2,128	2,359
Other current assets	319	368
Total current assets	6,943	7,866

Operating lease assets	109	146
Property, plant and equipment, net	10,393	8,492
Investments and long-term receivables, net	761	840
Intangibles, net	436	478
Goodwill	920	920
Other noncurrent assets	889	716
Total assets	$20,451	$19,458

Accounts payable and other accrued liabilities	3,028	3,016
Payroll and benefits payable	442	493
Short-term debt and current maturities of long-term debt	142	63
Other current liabilities	336	387
Total current liabilities	3,948	3,959

Noncurrent operating lease liabilities	73	105
Long-term debt, less unamortized discount and debt issuance costs	4,080	3,914
Employee benefits	126	209
Deferred income tax liabilities	587	456
Other long-term liabilities	497	504
United States Steel Corporation stockholders' equity	11,047	10,218
Noncontrolling interests	93	93
Total liabilities and stockholders' equity	$20,451	$19,458

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET EARNINGS
	Three Months Ended December 31,				Twelve Months Ended December 31,
(In millions of dollars)	2023		2022		2023		2022
Net (loss) earnings and diluted net earnings per share attributable to United States Steel Corporation, as reported	$(80)	$(0.36)	$174	$0.68	$895	$3.56	$2,524	$9.16
Restructuring and other charges	15		(9)		36		48
Stock-based compensation expense (a)	14		12		51		57
VEBA asset surplus adjustment	(7)		—		(43)		—
Asset impairment charges (b)	123		6		127		163
Environmental remediation charges	—		—		11		13
Debt extinguishment	—		—		—		(2)
Strategic alternatives review process costs	63		—		79		—
Granite City idling costs (b)	107		—		121		—
United Steelworkers labor agreement signing bonus and related costs (c)	—		67		—		64
Gains on assets sold & previously held investments	—		(6)		—		(6)
Pension de-risking	—		(3)		—		(3)
Other charges, net	10		13		12		11
Adjusted pre-tax net earnings to United States Steel Corporation	245		254		1,289		2,869
Tax impact of adjusted items (d)	(78)		(19)		(94)		(84)
Adjusted net earnings and diluted net earnings per share attributable to United States Steel Corporation	$167	$0.67	$235	$0.89	$1,195	$4.73	$2,785	$10.06
Weighted average diluted ordinary shares outstanding, in millions	254.5		262.7		255.4		277.0
(a) The prior year was retroactively adjusted to reflect the reclassification of stock-based compensation expense. The adjustment was $11 million, $39 million, $9 million and $43 million, net of taxes, for the three and twelve months ended December 31, 2023, and 2022, respectively.

(b) During the three months ended December 31, 2023, the Company recognized charges of $230 million for the indefinite idling of the iron and steel making processes at Granite City Works. This amount includes asset impairment charges of $123 million and other costs of $107 million primarily for take-or-pay commitments and employee-related costs.

(c) The 2022 Labor Agreements include retroactive wage increases. A charge of $3 million pertaining to wages for the month of September 2022 was recognized during the three months ended December 31, 2022. This charge is included as an adjustment to net earnings for the three months ended December 31, 2022, however this amount is not included as an adjustment to net earnings for the year ended December 31, 2022.

(d) The tax impact of adjusted items for the three months and twelve months ended December 31, 2023, is calculated using a blended tax rate of 24% for domestic items and 21% for USSE items. The tax impact of adjusted items in 2022 is calculated for U.S. domestic items using a blended tax rate of 25% for Q1, Q2 and Q3 and 24% for Q4 and for USSE items 21%.

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2023	2022	2023	2022
Reconciliation to Adjusted EBITDA
Net (loss) earnings attributable to United States Steel Corporation	$(80)	$174	$895	$2,524
Income tax (benefit) expense	(85)	51	152	735
Net interest and other financial benefits	(66)	(51)	(248)	(99)
Depreciation, depletion and amortization expense	241	197	916	791
EBITDA	10	371	1,715	3,951
Restructuring and other charges	15	(9)	36	48
Stock-based compensation expense (a)	14	12	51	57
Asset impairment charges (b)	123	6	127	163
Environmental remediation charges	—	—	11	13
Strategic alternatives review process costs	63	—	79	—
Granite City idling costs (b)	107	—	121	—
United Steelworkers labor agreement signing bonus and related costs (c)	—	67	—	64
Gains on assets sold & previously held investments	—	(6)	—	(6)
Other charges, net	(2)	2	(1)	—
Adjusted EBITDA	$330	$443	$2,139	$4,290
Net earnings margin (d)	(1.9)%	4.0%	5.0%	12.0%
Adjusted EBITDA margin (d)	8.0%	10.2%	11.8%	20.4%
(a) The prior year was retroactively adjusted to reflect the reclassification of stock-based compensation expense.
(b) During the three months ended December 31, 2023, the Company recognized charges of $230 million for the indefinite idling of the iron and steel making processes at Granite City Works. This amount includes asset impairment charges of $123 million and other costs of $107 million primarily for take-or-pay commitments and employee-related costs.

(c) The 2022 Labor Agreements include retroactive wage increases. A charge of $3 million pertaining to wages for the month of September 2022 was recognized during the three months ended December 31, 2022. This charge is included as an adjustment to net earnings for the three months ended December 31, 2022, however this amount is not included as an adjustment to net earnings for the year ended December 31, 2022.

(d) The net earnings and adjusted EBITDA margins represent net earnings or adjusted EBITDA divided by net sales.

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF PAST TWELVE MONTHS OF FREE AND INVESTABLE CASH FLOW
	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Total of the
(Dollars in millions)	2023	2023	2023	2023	Four Quarters
Net cash provided by operating activities	$181	$713	$817	$389	$2,100
Net cash used in investing activities	(738)	(612)	(585)	(633)	(2,568)
Free cash flow	(557)	101	232	(244)	(468)
Strategic capital expenditures	565	476	423	425	1,889
Investable free cash flow	$8	$577	$655	$181	$1,421

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We present adjusted net earnings, adjusted net earnings per diluted share, earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings, is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.
Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP measures that exclude the effects of items that include: restructuring and other charges, stock-based compensation expense, VEBA asset surplus adjustment, asset impairment charges, environmental remediation charges, debt extinguishment, strategic alternatives review process costs, Granite City idling costs, United Steelworkers labor agreement and signing bonus, gains on assets sold & previously held investments, pension de-risking, tax impact of adjusted items and other charges, net (Adjustment Items). Adjusted EBITDA and adjusted EBITDA margins are also non-GAAP measures that exclude the effects of certain Adjustment Items. We present adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin should not be considered a substitute for net earnings, earnings per diluted share or other financial measures as computed in accordance with U.S. GAAP and are not necessarily comparable to similarly titled measures used by other companies.
We also present free cash flow, a non-GAAP measure of cash generated from operations after any investing activity and investable free cash flow, a non-GAAP measure of cash generated from operations after any investing activity adjusted for strategic capital expenditures. We believe that free cash flow and investable free cash flow provide further insight into the Company's overall utilization of cash. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information regarding the Company that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead

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represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements.
Additional Information and Where to Find It
This communication relates to the proposed transaction between the United States Steel Corporation (the “Company”) and NSC. In connection with the proposed transaction, the Company has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a preliminary version of which was filed with the SEC on January 24, 2024. The information in the preliminary Proxy Statement is not complete and may be changed. The definitive Proxy Statement will be filed with the SEC and delivered to stockholders of the Company. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A PRELIMINARY FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.
The Company’s stockholders will be able to obtain free copies of the preliminary Proxy Statement and the definitive Proxy Statement (the latter if and when it is available), as well as other documents containing important information about the

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Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.
Participants in the Solicitation
NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, a preliminary version of which was filed with the SEC on January 24, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the preliminary version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.
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2024-004
Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, the Company’s customer-centric Best for All® strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3® advanced high-strength steel. The Company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 22.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

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